UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): July 13, 2026
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FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)
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Delaware		001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street
Billings,	MT		59101
(Address of principal executive offices)			(zip code)

(406)	255-5311
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.00001 par value	FIBK	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 13, 2026, the Board of Directors (the “Board”) of First Interstate BancSystem, Inc. (the “Company”) appointed Mr. Matthew Ritter and Mr. Kevin Turner to serve as Class II directors on the Board, each with a term expiring at the Company’s 2029 annual meeting of shareholders. Messrs. Ritter and Turner will fill vacancies on the Board created by the Board’s decision to increase the size of the Board.
Mr. Ritter has more than 25 years of finance, real estate, energy and private investment experience. Mr. Ritter is Co-Founder and Principal of KnightBridge Capital, LLC, a private investment firm, and is Principal and Co-Founder of Pinnacle Real Estate Advisors, LLC. Mr. Ritter previously served as Co-Founder of Clear Creek Advisors from 2017 to 2024, as Managing Member of Wolf Resources, LLC from 2016 to 2020 and as a Partner of Arrowhead Energy Partners LLC from 2020 to 2021. From December 2022 to January 2026, Mr. Ritter served as a director of FirstBank Holding Company of Colorado, Inc.
Mr. Turner served as Chief Operating Officer of Microsoft Corporation from 2005 to 2016 and, prior to that, held various leadership roles at Walmart Inc. from 1985 to 2005, including as President and Chief Executive Officer of Sam’s Club and Executive Vice President and Chief Information Officer. Mr. Turner also served as President and Chief Executive Officer of Core Scientific, Inc. from 2018 to 2021 and as Vice Chairman and Senior Advisor to the Chief Executive Officer of Albertsons Companies, Inc. from August 2017 to February 2020. Mr. Turner currently serves as a director of Albertsons Companies, Inc., Non-Executive Chair of Zayo Group Holdings, Inc. and a director of EdgeConnex, and previously served on the boards of Nordstrom, Inc., and Core Scientific, Inc.

There was no arrangement or understanding pursuant to which either Mr. Ritter or Mr. Turner was appointed as a director. Since the beginning of the Company’s last fiscal year, an entity through which Mr. Ritter conducts his investment business incurred indebtedness in the form of a loan as a client of First Interstate Bank, the Company’s wholly owned bank subsidiary. The loan was made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company, and did not involve more than a normal risk of collectability or present other unfavorable features. Other than the foregoing, neither Mr. Ritter nor Mr. Turner has engaged in any transaction with the Company since the beginning of the Company’s last fiscal year that would be reportable as a related person transaction under Item 404(a) of Regulation S-K.

The Board has determined that each of Mr. Ritter and Mr. Turner will be “independent” as defined under applicable NASDAQ Marketplace Rules at the time of their appointments. Each of Messrs. Ritter and Turner will be entitled to receive the same compensation for service as a director as is provided to other non-employee directors of the Company pursuant to the Company’s non-employee director compensation program, which includes the issuance of restricted stock units, as described under the heading “Director Compensation” in the Company’s proxy statement for its 2026 annual meeting of shareholders filed with the Securities and Exchange Commission on April 16, 2026. Mr. Ritter has been appointed to serve on the Board’s Risk Committee and Technology, Innovation and Operations Committee, and Mr. Turner has been appointed to serve on the Board’s Audit Committee and Technology, Innovation and Operations Committee.
Following Messrs. Ritter’s and Turner’s appointments, as of July 16, 2026, there are currently 13 members on the Board, four of whom are designated as Class I directors, five of whom are designated as Class II directors, and four of whom are designated as Class III directors.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 16, 2026

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ JAMES A. REUTER
James A. Reuter
President and Chief Executive Officer